UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2006 (June 5, 2006)
SPHERIS INC.
(Exact name of registrant as specified in charter)

Delaware	333-132641	62-1805254
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

720 Cool Springs Boulevard, Suite 200
Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)
(615) 261-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On June 5, 2006, Spheris Inc. (the “Company”) issued a press release announcing its earnings results for its first fiscal quarter ended March 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1.
     The attached press release includes a presentation of earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, which is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance. EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in the release, as the items excluded in the presentation of EBITDA are significant components in understanding and assessing financial performance. A reconciliation of EBITDA to the nearest comparable GAAP financial measure has been provided in the release. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1      Press Release issued by Spheris Inc. dated June 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIS INC.
By:	/s/ Brian P. Callahan
Brian P. Callahan
Chief Financial Officer

Date: June 5, 2006

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release issued by Spheris Inc. dated June 5, 2006.